Calculation of Filing Fee Tables
S-3
Ready Capital Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Equity	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Rights	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 421,633,696.00	0.0001381	$ 58,227.61
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	78,366,304		$ 78,366,304.00			S-3	333-285998	03/21/2025	$ 11,997.88
			Total Offering Amounts:				$ 500,000,000.00		$ 58,227.61
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 58,227.61
Offering Note
[1]	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock or depositary shares, such indeterminate principal amount of debt securities, and such indeterminate number of warrants and rights to purchase common stock, preferred stock, debt securities, or depositary shares, as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock or preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The number of shares or units of securities and the proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and are not specified as to each class of security pursuant to Rule 457(o). With respect to the Rights included above, represents rights or obligations to purchase shares of common stock, preferred stock, depositary shares or debt securities. Warrants to purchase the above referenced securities may be offered and sold separately or together with other securities.

[2]	This registration statement contains a final prospectus related to $78,366,304 of the Registrant's common stock that remains unsold and were initially registered on the prospectus supplement filed pursuant to Rule 424(b)(3) on July 9, 2021 (the "Initial Equity Prospectus Supplement") and subsequently registered on the prospectus supplement filed pursuant to Rule 424(b)(3) on March 21, 2025 (the "Subsequent Equity Prospectus Supplement") and the accompanying prospectus, dated March 21, 2025, included in the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on March 21, 2025 (File No. 333-285998). As of the date hereof, the registrant has not sold $78,366,304 of the $150,000,000 of the registrant's common stock, par value $0.0001 per share, that was originally registered pursuant to the Initial Equity Prospectus Supplement and subsequently registered pursuant to the Subsequent Equity Prospectus Supplement. Pursuant to Rule 415(a)(6), the filing fee of $11,997.88 from the Subsequent Prospectus Supplement will continue to be applied to such unsold securities.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A